EXHIBIT 23.3
                                                                   ------------





                               CONSENT OF ENGINEER


I hereby consent to references to my name under the heading "Description of the Business -- Mineral Reserves and Resources" and all other references to my name included or incorporated by reference in: (i) Teck Cominco Limited's Annual Report on Form 40-F for the year ended December 31, 2006; and (ii) Teck Cominco Limited's registration statement on Form S-8 (File No. 333-140184), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.





Sincerely,



/s/ Dan Gurtler
------------------------------------
Name:    Dan Gurtler
Title:   AusIMM Member No. 221290


Lima, Peru
March 26, 2007